STAMP DUTY 48 07.06.12 48 HONG KONG

HONG KONG 印花 $00005.00 香港 STAMP DUTY PAID

Tenancy Agreement

租賃合約

An Agreement is made the 30 day of MAY 2012 between the Landlord and the Tenant as more particularly described in the Schedule I.
此合約由業主及租客(雙方資料詳列於附表一)於________年______月_______日訂立。

The Landlord shall let and the Tenant shall take the Premises for the Term of Tenancy and at the Rent as more particularly described in the Schedule 1 and both parties agree to observe and perform the terms and conditions as follows :-
業主及租客雙方以詳列於附表一內租期及租金分別租出及租入詳列於附表一內物業，並同意遵守及履行下列條款：-

1. The Tenant shall pay the Rent in advance on the first day of each and every calendar month during the Term of Tenancy. If the Tenant shall fail to pay the Rent after 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.
租客須在租期內每個月份第一天上期繳付指定的租金，倘租客於應繳租金之日的七天後仍未清付該租金，則業主有權採取適當行動追討租客所欠的租金而由此而引起的一切費用及開支將構成租客所欠業主的債項，業主將有權向租客一併追討所欠款項全數。

2. The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative or restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.
租客須遵守香港一干法律條例和規則及該物業所屬的大廈有關的公契內的條款。租客亦不可違反屬該物業地段內的官批地契上的任何制約性條款。

DUPLICATE or COUNTERPART
Original Stamped with
$ 8316

3. The Tenant shall pay to the Landlord the Security Deposit set out in the Schedule I for the due observance and performance of the terms and conditions therein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later. If the Tenant shall commit a breach of any of the terms and conditions herein contained, this Agreement shall absolutely determine and the Security Deposit paid under this clause shall be absolutely forfeited to the Landlord as and for liquidated damages (but not as penalty) and the rights and remedies given to the Landlord by this clause shall not prejudice any other right of action or any remedy of the Landlord in respect of such breach by the Tenant.

租客須交與業主保証金(金額如附表一所列)作為保証租客遵守及履行此租約上租客所需遵守及履行的條款的按金。若租客在租期內並無干犯此合約內任何條款，則業主須於收回交吉的物業或一切租客欠款後(以較遲者作準)三十天內無息退還該保証金與租客。但若租客違反此合約內任何條款，則此租約立被終止；且業主可沒收所有保証金。業主沒收保証金的權利將不會影響業主採取任何其他合法行動追討一切因客違約所引致的損失的權利。

4. The Landlord shall pay the Property tax payable in respect of the Premises.
業主負責繳付有關該物業的物業稅。

5. The Stamp Duty payable on this Agreement shall be borne by the Landlord and the Tenant in equal shares.
業主及租客各負責繳此合約的印花稅一半費用。

6. If there is any conflict between the English version and the Chinese version in this agreement, the English version shall prevail.
中文文本存有差異時，將以英文文本為準。

7. The unit will be delivered to the Tenant on ' as-is ' basis.
該物業以「現狀」租與租客

Acknowledged the receipt of the Security Deposit

of HK$ 277,200.00 by the Landlord

業主確認收到租客所交的保証金

港幣 ________ :

For and on behalf of
MILLION TOPWIN INVESTMENT LIMITED

Authorized Signature(s)

Confirmed and Accepted all the terms and conditions contained herein by the Landlord:
業主確認及接受這合約內所有條款的約束:

For and on behalf of
MILLION TOPWIN INVESTMENT LIMITED

Authorized Signature(s)

HKID / B.R. No.(31778341)

香港身份証 /

商業登記証號碼

Acknowledged the receipt of __2__ key(s)

of the Premises by the Tenant

租客確認接收業主所交此該物業的鑰匙

共 ___條:

For and on behalf of
PRESTIGE PRIME OFFICE LIMITED

Authorized Signature(s)

Confirmed and Accepted all the terms and conditions contained herein by the Tenant:
租客確認及接受這合約內所有條款的約束:

For and on behalf of
PRESTIGE PRIME OFFICE LIMITED

Authorized Signature(s)

HKID / B.R. No.(50647632)

香港身份証 /

商業登記証號碼

附表一

The Premises 物業	: :	Room 1211-1212, 12/F, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, H.K.
The Landlord 業主	:	Million Topwin Investment Ltd Whose *address / registered office is situate at 其通訊地址/註冊地址為 Room 2, 20/F., Malaysia Building, 50 Gloucester Road, Wanchai, H.K.
The Tenant 租客	:	Prestige Prime Office Ltd Whose *address / registered office is situate at 其通訊地址/註冊地址為 Room 1211-1212, 12/F, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, H.K.
Term of Tenancy 租期	:	From 1 Jun 2012 to 31 May 2015 (both days inclusive) 由________至________(包括首尾兩天)
Rent 租金	:	HK$ 138,600.00 per month exclusive of management fee, air-conditioning charge and government rates & rent and all Other tenant's outgoings. 每月為港幣$________

1. User 用途

The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for office purpose only.

租客除作該物業作為寫字樓用途外，不可將該物業或其任何部分作其他用途。

2. Miscellaneous Payments 雜項費用

The Tenant shall be responsible for the following payments payable in respect of the Premises during the Term of Tenancy :-
租客在租期內負責下列費用

*(a) Management fee	:	HK$_18,939.00_(per month) (subject to revision)
管理費	:	每月為港幣____________(以經調整者為準)
*(b) Air-Conditioning Charges	:	HK$__________(per month) (subject to revision)
冷氣	:	每月為港幣____________(以經調整者為準)
*(c) Government Rates	:	HK$_21,600.00_(per quarter) (subject to revision)
差餉	:	每季為港幣__________(以政府實收者為準)
*(d) Government Rent	:	HK$______________(per quarter)
地租	:	每季為港幣__________(以政府實收者為準)

*Delete where inapplicable.
刪去不適用者

3. Rent Free Period 免租期
The Tenant shall be entitled to a rent free period from the______ to_______ (both days inclusive) provided that the Tenant shall be responsible for the charges of Government Rent, management fees, water, electricity, gas telephone and other outgoings payable in respect of Premises during such rent free period.
租客可享有______天免租期(由________至_________日包括首尾兩天)
但租客仍需負責繳付免租期內一切管理費、差餉、地租、水、電、煤氣及電話費用及其他一切雜費支出。

4. Break Clause 退租權
Notwithstanding anything to the contrary hereinbefore contained, the Tenant shall be entitled to terminate this tenancy earlier than as herein provided by serving not less than _TWO__months' written notice to the Landlord provided that such notice shall not expire earlier than _31 MAY 2014__(i.e. the Tenant shall rent the Premises for at least (_24__) months).
租客可給予業主不少於________月的書面通知解除此租約; 唯該通知不可早於__________期滿(即租客最少要租用該物業_________月)。